Exhibit 15.01
October 26, 2006
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut
We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of Hartford Life Insurance Company and subsidiaries (the “Company”) for the periods ended September 30, 2006 and 2005, as indicated in our report dated October 26, 2006; because we did not perform an audit, we expressed no opinion on that information.
We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, is incorporated by reference in Registration Statement Nos. 333-130089, 333-128617, 333-133693, 333-133694, 333-133695, 333-133701, 333-133707 and 333-137215 on Form S-3.
We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.
DELOITTE & TOUCHE LLP
Hartford, Connecticut

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